UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 25, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 25, 2018, the Compensation Committee of the Board of Directors of Immune Design Corp. (the “Company”) granted performance-based restricted stock units (“Performance-Based RSUs”) for the Company’s named executive officers (each, an “Executive”) pursuant to the Company’s 2014 Omnibus Incentive Plan, which grants are set forth in the table below.

Name and Title	Performance-Based RSUs

Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	108,450
Stephen Brady Executive Vice President, Strategy and Finance	22,500
Jan ter Meulen, M.D. Chief Scientific Officer	18,000

Each Performance-Based RSU granted to each Executive represents the right to receive one share of the Company’s common stock at a future date, with vesting subject to achievement of certain performance criteria set forth in the Performance-Based RSU agreements. The Performance-Based RSUs will vest on or before December 31, 2018, as to either fifty percent (50%) or one hundred percent (100%) of the total shares, upon the achievement of the performance criteria by such date. If the performance criteria are not met by December 31, 2018, the corresponding Performance-Based RSUs will expire.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: July 27, 2018